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FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
August 26, 2003                                      fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


          TOLL BROTHERS' RECORD 3RD QTR EPS OF $0.90 IS UP 29% VS 2002
          ------------------------------------------------------------
         3RD QTR CONTRACTS RISE 35% VS 2002 TO SET NEW SINGLE QTR RECORD
         ---------------------------------------------------------------
                ALL-TIME RECORD BACKLOG AT 3RD QTR-END GROWS 31%
                ------------------------------------------------
                      RECORD 3RD QTR REVENUES INCREASE 19%
                      ------------------------------------


Huntingdon Valley, PA, August 26, 2003 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record third quarter and nine-month results for earnings, revenues, contracts and backlog for the periods ended July 31, 2003. The Company's third quarter contracts and backlog were the highest for any quarter in the Company's history and net income and revenues set third quarter records.

Robert I. Toll, chairman and chief executive officer, stated: "Thanks to the tremendous efforts of the Toll Brothers team, we are on pace for record results in 2003 and, it appears, for the next several years to come."

"We very much appreciate the support of our shareholders, who have persevered through war, a weak economy and persistent predictions of a housing bubble. We believe that the luxury new home market will continue to strengthen, given reports of an improving economy and the strength of current demand. For fifteen of the past sixteen weeks, our reservation deposits have set "same-store" highs dating back fifteen years and the sixteenth week was the second highest total. This strong demand should yield record results in 2004."

"In the third quarter we increased by more than 3,500 the lots we now control raising our total to approximately 46,500 home sites. In fiscal 2004 we project a rise of approximately 20% in our new home deliveries and we plan to increase our selling communities from 185 today to approximately 205. With our expanding lot supply, we believe we are positioned for significant growth through at least 2006."

"In order to support this anticipated growth, the Company raised an additional $86.4 million through a secondary stock offering of 3 million shares on August 13, 2003 (after the third quarter-end). This offering strengthens our equity base and makes it easier for us to increase our debt while maintaining our investment grade ratings: We plan to use the proceeds to take advantage of additional growth opportunities."

Toll Brothers' financial highlights for the period ended July 31, 2003 (unaudited):

o Record third quarter 2003 earnings of $0.90 per share diluted rose 29% versus third quarter 2002's earnings of $0.70 per share diluted. Record third quarter 2003 net income of $68.2 million increased 27% versus third quarter 2002's net income of $53.5 million.



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


o Record nine-month 2003 earnings of $2.23 per share diluted grew 12% versus 2002's record nine-month earnings of $1.99 per share diluted. Record nine-month 2003 net income of $166.4 million grew 11% versus 2002's record nine-month net income of $150.5 million.

o Nine-month 2003 net income included a pre-tax expense in the first quarter of 2003 of $3.9 million (or $0.033 per share diluted after tax) due to early retirement of debt. The first quarter and first nine months of 2002 included no such charge. According to SFAS No. 145, an accounting standard issued in 2002, beginning in the Company's 2003 fiscal year, such charges, which previously would have been accounted for as an extraordinary expense, must now be included as an expense from continuing operations.

o Record third quarter 2003 revenues of $693.7 million increased 19% versus 2002's third quarter revenues of $580.7 million. Record third quarter home building revenues of $678.5 million (1,188 homes) rose 20% versus third quarter 2002 home building revenues of $565.4 million (1,093 homes).

o Record nine-month revenues of $1.87 billion grew 15% versus 2002's record nine-month revenues of $1.62 billion. Record nine-month home building revenues of $1.84 billion (3,333 homes) grew 16% versus 2002's record total of $1.59 billion (3,158 homes).

o Revenues from land sales totaled $7.6 million and $21.0 million for the third quarter and nine-month periods respectively compared to $12.5 million and $26.5 million respectively in 2002.

o Record third quarter contracts of $952.7 million (1,671 homes), the highest for any quarter in the Company's history, grew by 35% versus 2002's previous third quarter record of $704.2 million (1,274 homes). Record nine-month contracts of $2.47 billion (4,404 homes) rose 18% compared to 2002's nine-month record of $2.09 billion (3,908 homes).

o The Company's record third quarter-end backlog of $2.49 billion (4,411 homes) increased 31% versus the 2002 record third quarter total of $1.90 billion (3,441 homes).

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 26, 2003, to discuss these results and our outlook for fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through November 1, 2003.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.




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



Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, construction defect and home warranty claims and the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

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

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                     July 31,               October 31,
                                                       2003                   2002
                                               ---------------------    -------------------
                                                    (Unaudited)
ASSETS

      Cash and cash equivalents                 $    155,683           $    102,337
      Inventory                                    2,965,669              2,551,061
      Property, construction and office
      equipment, net
                                                      39,926                 38,496
      Receivables, prepaid expenses and
      other assets
                                                      81,722                 93,310
      Mortgage loans receivable                      101,608                 63,949
      Customer deposits held in escrow                27,103                 23,019
      Investments in and advances to
      unconsolidated entities                         30,622                 23,193
                                              ---------------------    -------------------
                                                $  3,402,333           $  2,895,365
                                              =====================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

      Liabilities:
         Loans payable                          $    282,694           $    253,194
         Senior notes                                298,182                     -
         Senior subordinated notes                   719,973                819,663
         Mortgage company warehouse loan              94,647                 48,996
         Customer deposits                           167,185                134,707
         Accounts payable                            133,117                126,391
         Accrued expenses                            310,376                281,275
         Income taxes payable                        107,852                101,630
                                              ---------------------    -------------------
                  Total liabilities                 2,114,026             1,765,856
                                              =====================    ===================


      Stockholders' equity:
         Preferred stock, none issued
         Common stock                                    740                    740
         Additional paid-in capital                  101,443                102,600
         Retained earnings                         1,268,237              1,101,799
         Treasury stock                              (82,113)               (75,630)
                                              ---------------------    -------------------
                  Total stockholders' equity       1,288,307              1,129,509
                                              ---------------------    -------------------
                                                $  3,402,333           $  2,895,365
                                              =====================    ===================




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

                                                TOLL BROTHERS, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                           (Amounts in thousands, except per share data)
                                                            (Unaudited)


                                              Nine months ended                    Three months ended
                                                   July 31,                             July 31,
                                     ------------------------------------   ----------------------------------
                                            2003               2002              2003               2002
                                     ------------------------------------   ----------------------------------

   Revenues:
     Housing sales                           $1,837,386        $1,587,168         $  678,523         $ 565,355
     Land sales                                  21,027            26,519              7,640            12,478
     Equity earnings from
      unconsolidated entities                       700             1,743                555               246
     Interest and other                          12,764             7,952              6,967             2,628
                                     ------------------------------------   ----------------------------------
                                              1,871,877         1,623,382            693,685           580,707
                                     ------------------------------------   ----------------------------------



   Costs and expenses:
     Housing sales                            1,334,645         1,149,720            492,239           409,657
     Land sales                                  13,462            18,125              2,745             8,947
     Selling, general and
       administrative expenses                  206,354           172,866             73,216            61,874
     Interest                                    50,135            45,258             17,630            15,626
     Expenses related to early
       retirement of debt                         3,890               -                  -                 -
                                     ------------------------------------   ----------------------------------
                                              1,608,486         1,385,969            585,830           496,104
                                     ------------------------------------   ----------------------------------

Income before income taxes                      263,391           237,413            107,855            84,603
Income taxes                                     96,953            86,909             39,696            31,103
                                     ------------------------------------   ----------------------------------

Net income                                     $166,438        $  150,504           $ 68,159           $53,500
                                     ====================================   ==================================

Earnings per share:
     Basic                                     $   2.38            $ 2.13             $ 0.98            $ 0.76
     Diluted                                   $   2.23            $ 1.99             $ 0.90            $ 0.70

Weighted average number
     of shares:
     Basic                                       70,038            70,562             69,848            70,835
     Diluted                                     74,481            75,722             75,534            76,685


Additional financial information:
     Interest incurred                         $ 76,831          $ 67,551           $ 25,800           $22,309
     Depreciation and amortization             $  8,841          $  8,104           $  2,913           $ 2,741


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PERIOD ENDED JULY 31:

                                                            UNITS                          $ (MILL)
                                                   3rd Qtr.         3rd Qtr.        3rd Qtr.        3rd Qtr.
CLOSINGS                                             2003             2002            2003            2002
 ---------------------------                       ---------       ---------        ---------       --------
Northeast                                                179             214            112.6          114.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                             445             429            221.7          203.4
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  103              89             57.1           41.6
Southeast  (FL, NC, TN)                                  131             143             69.3           58.0
Southwest  (AZ, TX, NV, CO)                              212             142            114.0           77.7
West Coast (CA)                                          118              76            103.8           70.2
                                                       -----           -----            -----          -----
      Total                                            1,188           1,093            678.5          565.4

CONTRACTS (1)
---------------------------
Northeast                                                247             218            141.7          125.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                             643             468            322.5          225.4
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  136             111             74.6           58.4
Southeast  (FL, NC, SC, TN)                              154             164             77.3           82.1
Southwest  (AZ, TX, NV, CO)                              207             184            119.1           94.3
West Coast (CA)                                          284             129            217.5          118.5
      Total                                            1,671           1,274            952.7          704.2

BACKLOG (1)
---------------------------
Northeast                                                853             668            483.6          378.9
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                           1,647           1,172            810.8          550.2
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  351             302            192.1          157.1
Southeast  (FL, NC, SC, TN)                              336             446            202.0          231.1
Southwest  (AZ, TX, NV, CO)                              613             443            341.6          222.2
West Coast (CA)                                          611             410            456.0          365.0
  Total                                                -----           -----          -------        -------
                                                       4,411           3,441          2,486.1        1,904.5




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PERIOD ENDED JULY 31:

                                                           UNITS                         $ (MILL)
                                                  9 Months       9 Months        9 Months         9 Months
CLOSINGS                                            2003           2002            2003             2002
----------------------------                      --------       --------        ---------       ---------

Northeast                                              511            650           307.8           337.5
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                         1,213          1,110           593.4           517.5
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                269            305           143.4           142.4
Southeast  (FL, NC, TN)                                476            433           219.2           172.3
Southwest  (AZ, TX, NV, CO)                            512            389           267.8           209.0
West Coast (CA)                                        352            271           305.8           208.5
                                                     -----          -----         -------         -------
      Total                                          3,333          3,158         1,837.4         1,587.2

CONTRACTS (1)
----------------------------
Northeast                                              704            667            406.7          385.7
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                         1,726          1,449            856.8          675.5
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                356            313            191.1          159.8
Southeast  (FL, NC, SC, TN)                            428            551            216.8          252.0
Southwest  (AZ, TX, NV, CO)                            589            490            340.7          243.7
West Coast (CA)                                        601            438            453.3          374.9
                                                     -----          -----          -------        -------
      Total                                          4,404          3,908          2,465.4        2,091.6

(1)Contracts for the three-month and nine-month periods ended July 31, 2003 included $1.1 million (3 homes) and $6.5 million (21 homes), respectively, from an unconsolidated 50% owned joint venture. Contracts for the three-month and nine-month periods ended July 31, 2002 included $4.2 million (12 homes) and $8.9 million (26 homes), respectively, from this joint venture. Backlog as of July 31, 2003 and 2002 included $5.8 million (19 homes) and $5.4 million (15 homes), respectively, from this joint venture.
                                                         ###